CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the registration statement of Top Air Manufacturing, Inc. on Form S-8 (filed March 27, 1997) of our report dated July 19, 1996 with respect to the financial statements of Top Air Manufacturing, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996.



                                             /s/ McGladrey & Pullen, LLP

March 27, 1997